UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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SEAWORLD ENTERTAINMENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2021

SeaWorld Entertainment, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35883	27-1220297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6240 Sea Harbor Drive, Orlando, Florida		32821
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 226-5011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
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☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SEAS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On May 5, 2021, the Board of Directors (the “Board”) of SeaWorld Entertainment, Inc. (the “Company”) appointed Marc G. Swanson, who had been serving as the Company’s Interim Chief Executive Officer, to serve as Chief Executive Officer, effective immediately.

Mr. Swanson, 50, has served as Interim Chief Executive Officer since April 2020. Prior to that, he served as Chief Financial Officer and Treasurer of the Company since August 2017, except for from September 2019 to November 2019 when he served as Interim Chief Executive Officer. Prior to that, Mr. Swanson had served as Chief Accounting Officer from 2012 to 2017 and served as Interim Chief Financial Officer from June 2015 until September 2015 and as Interim Chief Financial Officer and Treasurer from August 1, 2017 until his permanent appointment later that same month. Previously, he was Vice President Performance Management and Corporate Controller of SeaWorld Parks & Entertainment from 2011 to 2012, the Corporate Controller of Busch Entertainment Corporation from 2008 to 2011 and the Vice President of Finance of Sesame Place from 2004 to 2008. Mr. Swanson holds a bachelor’s degree in accounting from Purdue University and a master’s degree in business administration from DePaul University, and is a Certified Public Accountant.

Appointment of Chief Financial Officer and Treasurer

On May 5, 2021, the Board appointed Elizabeth C. Gulacsy, who had been serving as the Company’s Interim Chief Financial Officer and Treasurer, to serve as Chief Financial Officer and Treasurer, effective immediately.

Ms. Gulacsy, 47, has served as Interim Chief Financial Officer and Treasurer since April 2020 and from September 2019 to November 2019. She also served as Chief Accounting Officer of the Company from August 2017 to April 2021. Prior to that, Ms. Gulacsy served as Corporate Vice President, Financial Reporting from 2016 to 2017 and Director, Financial Reporting from 2013 to 2016. Prior to joining the Company, from 2011 to 2013, Ms. Gulacsy served as Chief Accounting Officer and Corporate Controller for Cross Country Healthcare, Inc., from 2006 to 2011 she served as their Director of Corporate Accounting and from 2002 to 2006 as their Assistant Controller. From 1997-2002, Ms. Gulacsy was an auditor for Ernst & Young LLP where she most recently served as Audit Manager. Ms. Gulacsy is a member of the Audit Committee for IAAPA, the global association for the theme park industry. Ms. Gulacsy previously served as a board member and treasurer for the SeaWorld and Busch Gardens Conservation Fund from 2018 to 2020. Ms. Gulacsy holds a bachelor’s degree and master’s degree in accounting from the University of Florida and is a Certified Public Accountant.

Neither the selection of Mr. Swanson to serve as Chief Executive Officer nor the selection of Ms. Gulacsy to serve as Chief Financial Officer and Treasurer was pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Swanson or Ms. Gulacsy and any director or executive officer of the Company, and there are no transactions between Mr. Swanson or Ms. Gulacsy and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Compensation of Chief Executive Officer and Chief Financial Officer and Treasurer

In connection with their appointments as Chief Executive Officer and Chief Financial Officer and Treasurer, respectively, on May 5, 2021, the Compensation Committee of the Board (the “Compensation Committee”) approved an increase in Mr. Swanson’s annual base salary from $400,000 to $450,000 and an increase in Ms. Gulacsy’s base salary from $250,000 to $350,000, in each case effective immediately. In addition, the Compensation Committee approved an increase in Ms. Gulacsy’s target annual bonus amount from 60% of her then-current base salary to 100% of her then-current base salary effective as of the beginning of the 2021 fiscal year and set Ms. Gulacsy’s target annual long-term incentive plan award opportunity at 200% of her then-current base salary.

Equity Awards to Certain Executive Officers

The Compensation Committee also evaluated the performance of certain executive officers and employees during the course of the COVID-19 pandemic and, based on such evaluation, determined to award restricted stock units (“RSUs”) to certain executive officers and employees, including Mr. Swanson, Ms. Gulacsy and G. Anthony (Tony) Taylor, the Company’s Chief Legal Officer, General Counsel and Corporate Secretary. RSU awards in the following target amounts will be granted on May 10, 2021 (the “Grant Date”) to Mr. Swanson, Ms. Gulacsy and Mr. Taylor: Mr. Swanson ― $350,000; Ms. Gulacsy ―$250,000 and Mr. Taylor ― $200,000. These RSUs will vest as follows: 20% will vest on the first anniversary of the Grant Date, 20% will vest on the second anniversary of the

Grant Date and the remaining 60% will vest on the third anniversary of the Grant Date, subject to continued employment on each such vesting date.

Item 7.01 Regulation FD Disclosure.

A press release announcing the appointments of Mr. Swanson as Chief Executive Officer and Ms. Gulacsy as Chief Financial Officer and Treasurer is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

99.1	Press release dated May 6, 2021
104	Cover page interactive data filed (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAWORLD ENTERTAINMENT, INC.

Date: May 6, 2021	By:	/s/ G. Anthony (Tony) Taylor
	Name:	G. Anthony (Tony) Taylor
	Title:	Chief Legal Officer, General Counsel and Corporate Secretary

Exhibit 99.1

SEAWORLD ENTERTAINMENT, INC. appoints Marc Swanson as ceo and Elizabeth Castro Gulacsy as CFO and TREASURER

ORLANDO, FL, May 6, 2021 — SeaWorld Entertainment, Inc. (NYSE: SEAS), a leading theme park and entertainment company, today announced the appointment of Marc Swanson to the position of Chief Executive Officer (“CEO”) and Elizabeth Castro Gulacsy as Chief Financial Officer (“CFO”) and Treasurer. All changes are effective immediately. SeaWorld’s Board of Directors (the “Board”) unanimously approved the appointments.

Mr. Swanson previously served as interim CEO and has been with the Company for over 20 years, having held a number of leadership positions including as CFO and Treasurer. Ms. Gulacsy previously served as interim CFO and Treasurer and has been with the Company for eight years, having most recently served as Chief Accounting Officer.

“After careful consideration and working closely with Marc and Elizabeth in their interim roles over the past year, the Board of Directors is confident they are the right leaders for SeaWorld as we emerge from this pandemic and continue executing on our long-term strategic plan,” said Scott Ross, Chairman of the Board of Directors and Managing Partner of Hill Path Capital. “Over the past year, Marc and Elizabeth, alongside the Board, have continued to execute on the strategic initiatives we have been working on over the past several years and have taken the necessary decisive actions to position the Company for long-term success. We look forward to their continued leadership as we work together to emerge a stronger and more efficient company and realize the full, long term potential of this great company and its irreplaceable assets and brands.”

Mr. Swanson said, “The past year has been a unique and extraordinary period for our Company, our industry, and the world. The capabilities of our management team combined with the complementary expertise of our Board allowed us to make the innovative and necessary decisions to address an unthinkable and unprecedented reality. Today, we have even more confidence in our long-term strategy, and I look forward to continue working with our dedicated team and Board to drive long-term value for all stakeholders.”

Ms. Gulacsy said, “We have worked hard over the last few years, including prior to and during the pandemic, to position this company for a significant improvement in profitability.  Our financial position is strong, our strategies are working, our execution is improving, and I look forward to continue working with our management team and Board to fully capitalize on the significant opportunities ahead.”

About Marc Swanson

Mr. Swanson, 50, has served as Interim Chief Executive Officer since April 2020.  Prior to that, he served as Chief Financial Officer and Treasurer of the Company since August 2017, except for from September 2019 to November 2019 when he served as Interim Chief Executive Officer. Prior to that, Mr. Swanson had served as Chief Accounting Officer from 2012 to 2017 and served as Interim Chief Financial Officer from June 2015 until September 2015 and as Interim Chief Financial Officer and Treasurer from August 1, 2017 until his permanent appointment later that same month. Previously, he was Vice President Performance Management and Corporate Controller of SeaWorld Parks & Entertainment from 2011 to 2012, the Corporate Controller of Busch Entertainment Corporation from 2008 to 2011 and the Vice President of Finance of Sesame Place from 2004 to 2008. Mr. Swanson holds a bachelor’s degree in accounting from Purdue University and a master’s degree in business administration from DePaul University, and is a Certified Public Accountant.

About Elizabeth Castro Gulacsy

Ms. Gulacsy, 47, has served as Interim Chief Financial Officer and Treasurer since April 2020 and from September 2019 to November 2019. She also served as Chief Accounting Officer of the Company from August 2017 to April 2021. Prior to that, Ms. Gulacsy served as Corporate Vice President, Financial Reporting from 2016 to 2017 and Director, Financial Reporting from 2013 to 2016. Prior to joining the Company, from 2011 to 2013, Ms. Gulacsy served as Chief Accounting Officer and Corporate Controller for Cross Country Healthcare, Inc., from 2006 to 2011 she served as their Director of Corporate Accounting and from 2002 to 2006 as their Assistant Controller. From 1997-2002, Ms. Gulacsy was an auditor for Ernst & Young LLP where she most recently served as Audit Manager. Ms. Gulacsy is a member of the Audit Committee for IAAPA, the global association for the theme park industry. Ms. Gulacsy previously served as a board member and treasurer for the SeaWorld and Busch Gardens Conservation Fund from 2018 to 2020. Ms. Gulacsy holds a bachelor’s degree and master’s degree in accounting from the University of Florida and is a Certified Public Accountant.

About SeaWorld Entertainment, Inc.

SeaWorld Entertainment, Inc. (NYSE: SEAS) is a leading theme park and entertainment company providing experiences that matter, and inspiring guests to protect animals and the wild wonders of our world. The Company is one of the world’s foremost zoological organizations and a global leader in animal welfare, training, husbandry and veterinary care. The Company collectively cares for what it believes is one of the largest zoological collections in the world and has helped lead advances in the care of animals. The Company also rescues and rehabilitates marine and terrestrial animals that are ill, injured, orphaned or abandoned, with the goal of returning them to the wild. The SeaWorld® rescue team has helped more than 38,600 animals in need over the Company’s history.  SeaWorld Entertainment, Inc. owns or licenses a portfolio of recognized brands including SeaWorld®, Busch Gardens®, Aquatica®, Sesame Place® and Sea Rescue®. Over its more than 60-year history, the Company has built a diversified portfolio of 12 destination and regional theme parks that are grouped in key markets across the United States, many of which showcase its one-of-a-kind zoological collection. The Company’s theme parks feature a diverse array of rides, shows and other attractions with broad demographic appeal which deliver memorable experiences and a strong value proposition for its guests.

Copies of this and other news releases as well as additional information about SeaWorld Entertainment, Inc. can be obtained online at www.seaworldentertainment.com. Shareholders and prospective investors can also register to automatically receive the Company’s press releases, SEC filings and other notices by e-mail by registering at that website.

CONTACT:

Investor Relations:

Matthew Stroud

Vice President, Investor Relations

855-797-8625

Investors@SeaWorld.com

Media:

Lindsay Walters

Senior Vice President, Edelman

202-867-8014

Lindsay.Walters@Edelman.com